UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(Address of principal executive offices)

(561) 750-9777

(Registrant’s telephone number, including area code)

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Effective April 20, 2017 (the “Effective Date”), DirectView Holdings, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Video Surveillance Limited Liability Company, a Texas limited liability company with an assumed name of Virtual Surveillance (“VS”), Apex CCTV Limited Liability Company, a Texas limited liability company formerly known as Vaultronics (“APEX” and together with VS, the “Acquisition Companies”), and Mark D. Harris the sole member and equity owner of each of the Acquisition Companies (the “Seller”).

According to the terms of the Purchase Agreement, on the Effective Date, the Seller transferred to the Company all of the issued and outstanding equity interests of each of the Acquisition Companies. The Seller shall have ten (10) days from the Effective Date to submit the Acquisition Companies’ books, records and all reasonably necessary accounting documents to the Company’s PCAOB certified auditor to perform an audit in accordance with U.S. GAAP accounting standards for the fiscal years ended 2016 and 2015 (the “Audit”). The Audit shall be completed within seventy-five (75) days of the Effective Date. Upon completion of the Audit, the Company shall have up to one hundred eighty (180) days from the Effective Date (the “Purchase Price Payment Date”) to pay the Seller in cash the purchase price (the “Purchase Price”) as follows: (A) the Company shall pay in full and complete release of Seller’s guarantee and collateral relating to that certain Business Loan Agreement with an institutional lender (the “Lender”) dated April 8, 2015 and related Promissory Note with the Lender dated May 4, 2016 in the amount of approximately $1,924,358.42 (the “Outstanding Loan”), within 180 days of the Effective Date; (B) one time cash payment to Seller allocated towards the partial repayment of the principal amount of the Note (as defined herein) in an amount determined by the review of the Audit paid in accordance with the following schedule (the “Cash Payment”): (1) in the event the Average Combined Cash Flow (as defined in the Purchase Agreement and calculated in accordance with Schedule 2.03(a) of the Purchase Agreement) of the Acquisition Companies for 2016 and 2015 exceeds $500,000 (the “Maximum Purchase “Price”), the Company shall pay the Seller cash in the amount of $500,000, (2) in the event the Average Combined Cash Flow of the Acquisition Companies for 2016 and 2015 is equal to or between $400,001 and $500,000, the Company shall pay the Seller cash in the amount of $300,000, (3) in the event the Average Combined Cash Flow of the Acquisition Companies for 2016 and 2015 is equal to or between $200,001 and $400,000, the Company shall pay the Seller cash in the amount of $100,000, and (4) in the event the Average Combined Cash Flow of the Acquisition Companies for 2016 and 2015 is equal to or between $0 and $200,000 (“Minimum Cash Flow”), the Company shall pay the Seller cash in the amount of $2,000; provided however, in the event of the Minimum Cash Flow, the Company shall have the right to transfer all of the equity interests of the Acquisition Companies to Seller and unwind the transactions under the Purchase Agreement in full within eighty-five (85) days of the Purchase Price Payment Date; (C) consideration of $150,000 shall be paid as provided under the Employment Agreement (as defined herein) which shall be allocated towards the partial repayment of the principal amount of the Note (the “Final Note Payment”). Upon delivery by the Company to Seller of the Final Note Payment, the Note held by Seller shall be forfeited and cancelled and of no further force or effect, and the Company shall have no further obligations under the Note.

Under the Purchase Agreement, if the Acquisition Companies are purchased from the Seller by the Company for less than the Maximum Purchase Price, upon the Acquisition Companies generating at least $500,000 in cash flow each year as calculated in accordance with schedule 2.03(a) of the Purchase Agreement, the Seller shall receive five percent (5%) of such cash flow up to $300,000 per year (the “Cash Flow Payments”). The Cash Flow Payments shall expire upon the earlier of (i) three years from the Effective Date, or (ii) the aggregate payment of the Purchase Price in the amount of the Maximum Purchase Price.

The payment and performance of all of the obligations under the Purchase Agreement is secured by a continuing security interest in all of the Companies now existing or hereafter acquired tangible and intangible properties including without limitation the Convertible Preferred Stock (as defined below), in favor of the Seller, as set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company shall issue to Seller convertible preferred stock convertible into common stock of the Company with a fair market value of up to $1,000,000 (“Convertible Preferred Stock”) valued by the closing price of the Company’s common stock on the day written notice of an Event of Default (as defined in the Note) under the terms of the Note are delivered to the Company (the “Default Notice”). The Convertible Preferred Stock may be converted solely upon an Event of Default and in an amount equal to the outstanding amount due under the Note triggering such Event of Default. The Convertible Preferred Stock shall be held by the Company in escrow and shall be released within ten (10) days of the Event of Default.

According to the Purchase Agreement, if the Company fails to pay off the Outstanding Loan as set forth above, the Seller shall notify the Company in writing of such failure and the Company shall have fifteen (15) days after receipt of such notice to cure the failure. If the failure is not cured within such fifteen (15) days, the parties agree that the transactions under the Purchase Agreement shall be considered null and void and the parties will take all actions necessary to unwind the transactions under the Purchase Agreement in an expeditious manner, not to exceed thirty (30) days after the Purchase Price Payment Date, including but not limited to the transfer of all of the Acquisition Companies’ equity interests back to Seller, cancellation of the Employment Agreement and Note and all such other actions as are reasonably necessary.

Additionally, within ten (10) days of the Effective Date, the Company shall issue a promissory note in favor of the Seller in the principal amount of $830,000 evidencing the amounts previously loaned by Seller to the Acquisition Companies (the “Note”). The $830,000 principal amount of the Note shall be reduced by the Cash Payment. Upon delivery by Company to the Seller of the Final Note Payment, the Note held by Seller shall be forfeited and cancelled and of no further force or effect, and the Company shall have no further obligations under the Note.

On the same date, the Company entered into a three year (the “Term”) employment agreement with the Seller (the “Employment Agreement”). Under the terms of the Employment Agreement, commencing on the Effective Date the Seller shall serve as the President of each of the Acquisition Companies and shall be entitled to receive $150,000, as repayment of certain loans made to the Acquisition Companies in installments of $50,000 per year during the Term. Within thirty days of the Effective Date, the Company shall issue Preferred Stock of the Company to the Seller which shall convert into common stock of the Company equal to $25,000 at the time of conversion (the “Preferred Stock Issuance”) and thereafter the Seller shall receive the Preferred Stock Issuance each year during the Term. Additionally, the Seller shall be entitled to receive incentive bonus compensation based on the performance of the Acquisition Companies during the Term as set forth on Exhibit A of the Employment Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of the Purchase Agreement

As described in Item 1.01 above, on April 20, 2017, the Company effectuated the transactions under the Purchase Agreement which resulted in the Acquisition Companies, each specializing in video and surveillance and access control solutions, becoming wholly-owned subsidiaries of the Company. On the Effective Date, pursuant to the terms of the Purchase Agreement, we acquired all of the outstanding equity interests of the Acquisition Companies. In exchange, we shall provide the Purchase Price to the Seller as described above.

The managing member and member of the Acquisition Companies has approved the Purchase Agreement and the transactions contemplated under the Purchase Agreement. The directors of the Company have approved the Purchase Agreement and the transactions contemplated thereunder. Immediately following the Effective Date, the Acquisition Companies continued operations as wholly owned subsidiaries of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

Item 1.01, Item 2.01 and Item 2.03 are hereby incorporated by reference.

As disclosed above, the securities issued pursuant to the Purchase Agreement were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Dated: April 26, 2017	By:	/s/ Roger Ralston
	Name:	Roger Ralston
	Title:	Chief Executive Officer